As Filed with the Securities and Exchange Commission on February   , 1997

                                                          Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3

                             REGISTRATION STATEMENT
                                    Under
                           THE SECURITIES ACT OF 1933

                             BASE TEN SYSTEMS, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEW JERSEY                                       22-1804206
(STATE OR OTHER JURISDICTION OR INCORPORATION                (I.R.S. EMPLOYER
             OR ORGANIZATION)                               IDENTIFICATION NO.)

          One Electronics Drive                                     08619
           Trenton, New Jersey

(ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                             Myles M. Kranzler
                           Base Ten Systems, Inc.
                            One Electronic Drive
                             Trenton, NJ 08619
                               (609-586-7010)

                   (NAME AND ADDRESS OF AGENT FOR SERVICE)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans please check the following box: / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/


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                     CALCULATION OF REGISTRATION FEE
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                                   Proposed       Proposed
  Title of Each                     Maximum        Maximum
     Class of          Amount      Offering       Aggregate      Amount of
    Securities         to be        Price         Offering     Registration
 to be Registered    Registered   Per Unit (1)    Price (1)        Fee
-------------------------------------------------------------------------------
Class A Common        340,000       $10.25        $3,485,000   $  1,045.50
Stock, $1.00 par
value
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      (1) Estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to Rule 457(b), based on the average of the high and low sales prices of the Common Stock, as reported on the Nasdaq National Market on February 13, 1997.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said
Section 8(a), may determine

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

                SUBJECT TO COMPLETION, DATED FEBRUARY  , 1997

PROSPECTUS

                              340,000 Shares

                         BASE TEN SYSTEMS, INC.

                          Class A Common Stock

      All 340,000 shares (the "Shares") of Class A Common Stock ("Class A Common Stock"), of Base Ten Systems, Inc., a New Jersey corporation (the "Company" or "Base Ten"), offered hereby are being offered by certain stockholders of the Company (the "Selling Stockholders"). The Shares may be offered by the Selling Stockholders from time to time in open market transactions, negotiated transactions, principal transactions or by a combination of these methods of sale. See "Plan of Distribution."

      The Shares offered for sale hereby are issuable to the Selling Stockholders upon exercise of outstanding warrants and options. The Company has agreed to provide certain registration rights to the Selling
Stockholders. See "Selling Stockholders."

      None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. Base Ten has agreed to bear all expenses in connection with the registration and sales of the Shares, other than underwriting discounts and selling commissions. The Company has also agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      On February 13, 1997, the last reported sale price of the Class A Common Stock on the Nasdaq National Market was $10.25. The Class A Common Stock is traded under the Nasdaq symbol "BASEA."

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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February    , 1997

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy material and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York,
New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511. Copies of these material can also be obtained from the Public Reference Section of the SEC at 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding the Company's and other electronic filing at http://www.sec.com).


        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed by the Company with the SEC under the Exchange Act are incorporated by reference in this Prospectus:

      1.  Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

      2. Proxy Statement dated February 16, 1996 for the Company's Annual Meeting of Stockholders.

      3. All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters any Shares then remaining unsold. All of these documents will be deemed to be incorporated herein by reference and to be a part hereof from their respective filing dates.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a Prospectus Supplement is delivered, upon request, a copy of the documents incorporated by reference in this Prospectus. Requests should be directed to Base Ten Systems, Inc., One Electronic Drive, Trenton, New Jersey 08169,
Attention: Edward J. Klinsport (609) 586-7010. Additional copies of the Prospectus are also available from the Company or the Transfer Agent upon request.

                       SUMMARY INFORMATION

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

      Base Ten is engaged in the design and manufacture of electronic systems employing safety critical software for defense markets and the development of commercial applications focused on batch processing control, medical screening and image processing software. The Company also manufactures defense products to specifications for prime government contractors and designs and builds proprietary electronic systems for use in secure communications by various U.S. government agencies.

      Specialization in extreme reliability defense products has enabled the Company to develop expertise in the field of safety critical technology dedicated to the prevention of performance errors. Operations in this environment during the last two decades have also provided experience in developing advanced quality control procedures for products meeting stringent government standards as well as familiarity with complex government regulations and agency procedures. Over the last several years, Base Ten has redirected resources to decrease its historical dependence on defense contracting and has concentrated on commercial products for highly regulated industries, relying on the same safety critical techniques developed in its traditional businesses. While the Company's nondefense programs involve major potential markets, the resulting products are still primarily developmental and may not succeed in reaching their potential.

                  DESCRIPTION OF CAPITAL STOCK

GENERAL.

      The authorized capital stock of Base Ten consists of 22,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock, all of which have a par value of $1.00 per share.


COMMON STOCK

      DIVIDENDS. Both classes of Base Ten's Common Stock have identical cash and property dividend rights except that no cash or property dividend may be paid on the Class B Common Stock unless a dividend at least equal in amount is paid concurrently on the Class A Common Stock. Cash or property dividends can be declared and paid on the Class A Common Stock without being declared and paid on the Class B Common Stock.

      If a distribution is paid in shares of Class A Common Stock or Class B Common Stock, the distribution may be paid only as follows: (i) shares of Class A Common Stock may be paid to holders of shares of Class A Common Stock and shares of Class B Common Stock may be paid to holders of shares of Class B Common Stock, and (ii) the same number of shares shall be paid in respect of each outstanding share of Class A Common Stock or Class B Common Stock. Base Ten may not subdivide or combine shares of either class without at the same time proportionately subdividing or combining shares of the other class.

      VOTING RIGHTS. Holders of Class A Common Stock are entitled to elect 25% of the members of the Board of Directors (rounded to the next highest whole number) so long as the number of outstanding shares of Class A Common Stock is at least 10% of the number of outstanding shares of both classes. Currently, the holders of Class A Common Stock are entitled, as a class, to elect two directors of Base Ten, and the holders of the Class B Common Stock are entitled, as a class, to elect the remaining four directors. As a result of this provision, the holders of a majority of the Class B Common Stock can and will continue to be able to elect a majority of the directors and thereby control Base Ten, regardless of the number of shares of Class B Common Stock outstanding from time to time. Directors may be removed, only for cause, by the holders of the class of common stock which elected them.

      Except for the election or removal of directors as described above and except for class votes as required by law or Base Ten's Restated Certificate of Incorporation, holders of both classes of common stock vote or consent as a single class on all matters, with each share of Class A Common Stock having one-tenth vote per share and each share of Class B Common Stock having one vote per share.

      The outstanding shares of the Class A Common Stock currently represents approximately 94% of the total number of shares of both classes outstanding. If the number of outstanding shares of Class A Common Stock should becomes less than 10% of the total number of shares of both classes of common stock outstanding, the holders of Class A Common Stock would not have the right to elect 25% of the Board of Directors, but would have one-tenth vote per share for all directors, and the holders of Class B Common Stock would have one vote per share for all directors.

      CONVERSION. At the option of the holder of record, each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock. Conversion of a significant number of shares of Class B Common Stock into Class A Common Stock could put control of the Board of Directors into the hands of the holders of a relatively small equity interest in Base Ten who would continue to hold the Class B Common Stock. The Class A Common Stock is not convertible.

      OTHER RIGHTS. Shareholders of the Base Ten have no preemptive or other rights to subscribe for additional shares. On liquidation, dissolution or winding up of Base Ten, all shareholders, regardless of class, are entitled to share ratably in any assets available for distribution. No shares of either class are subject to redemption. All outstanding shares are fully paid and non-assessable.

      TRANSFER AGENT. The transfer agent and registrar for shares of the Class A Common Stock and Class B Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

PREFERRED STOCK

      No shares of Preferred Stock have been issued. Base Ten's Board of Directors is empowered to fix the designations, powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and the qualifications, limitations or restrictions of those preferences or rights. The voting rights of the Class B Common Stock described above are subject to voting rights that may be granted in connection with the creation of any series of Preferred Stock. However, no issue of Preferred Stock may change the ratio of one-tenth of a vote for each share of Class A Common Stock to one vote for each share of Class B Common Stock described above.

                      SELLING STOCKHOLDERS

      The following table sets forth (i) the name of each Selling Stockholder,
(ii) to the best of the Company's knowledge, the total number of shares of Class A Common Stock owned beneficially by each Selling Stockholder as of the date of this Prospectus, (iii) the number of Shares to be offered for the account of each Selling Stockholder in this offering and (iv) to the best of the Company's knowledge, the number of shares of Class A Common Stock to be owned by each Selling Stockholder after giving effect to this offering.

                                                                NUMBER OF
                                                                SHARES OF    PERCENTAGE
                                    NUMBER OF     NUMBER OF    STOCK TO BE    OF CLASS
                                    SHARES OF   SHARES TO BE   OWNED AFTER   OWNED AFTER
NAME                               STOCK OWNED     OFFERED    THE OFFERING   THE OFFERING
---------------------------------- ------------ ------------- -------------  ------------
     Alexander M. Adelson             445,416        50,000       395,416        5.13%
     Bruce D. Cowen                   897,450       190,000       707,450        9.18%
     Andrew Sycoff                    115,000       100,000        15,000         .19%
                                   ------------ ------------- -------------
TOTAL                               1,457,866       340,000     1,117,866
                                   ------------ ------------- -------------
                                   ------------ ------------- -------------

      The information set forth in the foregoing table was provided to the Company by the Selling Stockholders. None of the Selling Stockholders has had any position or other material relationship with the Company or its affiliates during the past three years, except that Mr. Adelson has served as a director of Base Ten since 1992, Mr. Cowen has served as a consultant to the Company since 1991 and a director since May 1996, Mr. Sycoff is an employee of Andrew Garrett, Inc., who assisted the Company in arranging financing during 1996.

      All of the Shares being offered hereunder by the Selling Stockholders are issuable upon exercise of warrants or options issued by Base Ten to the Selling Stockholders. The Company agreed to register the Shares for the accounts of the Selling Stockholders and has filed with the Securities and Exchange Commission under the Securities Act a Registration Statement on Form S-3 of which this Prospectus is a part, covering the resale of the Shares from time to time.

                      PLAN OF DISTRIBUTION

      The Shares being offered hereunder by the Selling Stockholders will be offered from time to time in open market transactions, negotiated transactions, principal transactions or by a combination of these methods of sale. The Shares may be offered at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling Shares to or through broker-dealers. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Stockholders or purchasers for whom the broker-dealers may act as agent or to whom they sell as principal or both. Compensation paid to a particular broker-dealer might be in excess of customary commissions. Selling Stockholders and broker-dealers participating in the sale of Shares may be deemed to be underwriters, and any profit on the sale of Shares or compensation received by them may be deemed to be underwriting compensation under the Securities Act.

      The Company has agreed with the Selling Stockholders, among other things, (i) to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisers to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by them and (ii) to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, as underwriters or otherwise.

        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                     SEC registration fee..................    $
                     Blue sky fees and expenses............     250.00*
                     Transfer Agent's fees.................      50.00*
                     Printing and engraving costs..........     100.00*
                     Legal fees............................   2,500.00*
                     Accounting fees.......................   1,000.00*
                     Miscellaneous.........................       -
                                                            -----------
                            Total.......................... $ 5,000.00*

                    ---------------------

                    * Estimated


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Article 9 of Base Ten's Restated Certificate of Incorporation, as amended, provides as follows:

          Any present or future Director or Officer of the Corporation, and any present or future director or officer of any other corporation serving as such at the request of the Corporation, or the legal representative of any such Director or Officer, shall be indemnified by the Corporation against reasonable costs, expenses (exclusive of any amount paid to the Corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such Director or Officer or his legal representative may be made a party by reason of his being or having been such Director or Officer; provided that, (1) said action, suit or proceeding shall be prosecuted against such Director or Officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such Director or Officer, or
          (2) said action, suit or proceeding shall be settled or otherwise terminated as against such Director or Officer or his legal representative without a final determination on the merits and it shall be determined by a majority of the members of the Board of Directors who are not parties to said action, suit or proceeding, or by a person or persons specially appointed by the Board of Directors to determine the same that said Director or Officer has not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding. The foregoing right of indemnification shall not be exclusive of other rights to which such Director or Officer or legal representative may be entitled by law, and shall inure to the benefit of the heirs, executors or administrators of such Director or Officer.

          Article 10 of Base Ten's Restated Certificate of Incorporation, as amended, provides as follows:

          No director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such director's or officer's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such director or officer of an improper personal benefit. As used in this Article, an act or omission in breach of a director's or officer's duty of loyalty means an act or omission which such director or officer knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which such director or officer has a material conflict of interest.

          The provisions of this Article shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the provisions of this Article nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director or officer of the corporation which exists at the time of such repeal or modification.

          Article X of Base Ten's By-Laws, as amended, entitled
          "Indemnification: Insurance," provides as follows:

     SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent, according to the standards and in the manner provided by applicable law.

     SECTION 2. To the extent, according to standards and in such manner as the Board of Directors may direct pursuant to and in accordance with applicable law in the particular case, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

     SECTION 3. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 4. The Corporation, acting by its Board of Directors, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X. Nothing in this Section 4 shall obligate the Corporation to indemnify any person to any extent other than as provided in Sections 1, 2, 3 and 4 of this Article X.

     Statutory authority for indemnification of and insurance for Base Ten's directors and officers is contained in the New Jersey Business Corporation Act ("the Act"), in particular, Section 14A:3-5 of the Act, the material provisions of which may be summarized as follows:

     Directors and officers may be indemnified in non-derivative proceedings against settlements, judgments, fines and penalties and against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and also, in a criminal proceeding, he must have had no reasonable cause to believe that his conduct was unlawful. In derivative proceedings such persons may be indemnified against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but not against settlements, judgments, fines or penalties except that, without a court determination as to entitlement to indemnity, no indemnity may be provided to a person who has been adjudged liable to the corporation. In all cases, the Act provides that indemnification may only be made by the corporation (unless ordered by a court) only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct required of the person, requires a person to be indemnified for reasonable expenses (including counsel fees) to the extent he has been successful in any proceeding and permits a corporation to advance expenses upon an undertaking for repayment if it shall be ultimately determined that the director or officer is not entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to the Act is not exclusive of other rights of indemnification to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. However, no indemnification may be made to or on behalf of a director or officer if a final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions were in breach of his duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in receipt by the director or officer of an improper personal benefit. A corporation may purchase and maintain insurance on behalf of any directors and officers against expenses incurred in any proceeding and liabilities asserted against them by reason of being or having been a director or officer, whether or not the corporation would have the power to indemnify the directors or officers against such expenses and liabilities under the statute.

     Each of the officers and directors of Base Ten is insured against certain liabilities which he might incur in his capacity as an officer or director of Base Ten or its subsidiaries pursuant to a Directors and Officers Insurance and Company Reimbursement Policy issued by National Union Fire Insurance Company of Pittsburgh, PA., and Zurich Insurance Company of Philadelphia, PA. The general effect of the policy is that if any claims are made against officers or directors of Base Ten or its subsidiaries or any of them for a Wrongful Act (as defined in the policy) while acting in their individual or collective capacities as directors or officers, to the extent Base Ten or its subsidiary has properly indemnified such officers and directors, the insurer will, subject to the retention amount, reimburse Base Ten or its subsidiary for 100% of any Loss (as defined in the policy). In addition, to the extent that Base Ten or its subsidiary has not indemnified an officer or director, the insurer will, subject to the retention amount, pay on behalf of such officer or director 100% of the Loss. Defense Costs (as defined in the Policy) are part of Loss and are subject to the limits of the policy.

     The retention amount under the policy is $250,000. The retention amount is first applied to Base Ten or its subsidiary. The retention amount is not applicable to officers or directors if Base Ten or its subsidiary is not permitted or required to indemnify the officers or directors. If, however, Base Ten or its subsidiary is permitted or required to indemnify the officers or directors, then the retention amount does apply to them.

     Under the policy, the term "Wrongful Act" means any actual or alleged error, or misstatement, or misleading statement, or act, or omission, or neglect or breach of duty by the directors or officers in their capacities as such, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of Base Ten or its subsidiaries, except that certain claims are excluded by the terms and conditions of the policy. The term "Loss" means damages, judgments, settlements and Defense Costs. The term "Defense Costs" means reasonable and necessary fees, costs and expenses consented to by the insurer resulting solely from the investigation, adjustment, defense and appeal of any claim against any director or officer, but excluding salaries of officers or employees of Base Ten or its subsidiaries.

ITEM 16. EXHIBITS.

      The following documents are filed as Exhibits to this Registration
      Statement:

                          EXHIBIT INDEX
EXHIBIT
NUMBER    EXHIBIT                                                          PAGE
-------   -------                                                          ----

3. (a) Restated Certificate of Incorporation, as amended, of Registrant * (incorporated by reference to Exhibit 4(a) to Amendment No. 1 to Registrant's Registration Statement on Form S-8 (File
          No. 2-84451) filed on July 31, 1990).

   (b)    Certificate of Amendment of the Restated Certificate of           *
          Incorporation dated September 1, 1992 (incorporated by reference to Exhibit 4(b)(2) to Amendment No. 3 to Registrant's
          Registration Statement on Form S-1 (File No. 33-48404) filed on September 3, 1992).

   (c)    Amended By-Laws of the Registrant (incorporated by reference to   *
          Exhibit 4(d)(2) to Registrant's Registration Statement on
          Form S-8 (File No. 33-60454) filed on April 1, 1993).

4. (a) Purchase Agreement dated as of August 8, 1996 between the Registrant and Jessee L. Upchurch (incorporated by reference to Exhibit 4(a) to Registrant's current report on Form 8-K (File No. 0-1100) dated August 12, 1996).

5.        Opinion of Pitney, Hardin, Kipp and Szuch.

EXHIBIT
NUMBER    EXHIBIT                                                          PAGE
-------   -------                                                          ----

23. (a)   Consent of Deloitte & Touche LLP                                II-10

24.       Powers of Attorney of Directors and certain Officers.           II-11

----------------------

*    Incorporated by reference.


ITEM 17.  UNDERTAKINGS.

1.   The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, this 14 day of February, 1997.

                     BASE TEN SYSTEMS, INC.



By:/S/  MYLES M. KRANZLER         By:/S/  EDWARD J. KLINSPORT
   ----------------------------      ----------------------------
      Myles M. Kranzler                 Edward J. Klinsport
    Chief Executive Officer            Chief Financial Officer

By:/S/ SUSAN M. KLINSPORT
   ----------------------------
      Susan M. Klinsport
   Principal Accounting Officer


      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.


                                                 TITLE                 DATE
                                                 -----                 ----

Myles M. Kranzler, Bruce D. Cowen,             Directors
Edward J. Klinsport, Alan J. Eisenberg,
Alexander M. Adelson, Alan S. Poole*



By:  /S/ EDWARD J. KLINSPORT                                   February 14, 1997
   -----------------------------
  *Edward J. Klinsport, as attorney-in-fact

                          EXHIBIT INDEX

EXHIBIT
NUMBER    EXHIBIT                                                          PAGE
-------   -------                                                          ----

3.  (a)   Restated Certificate of Incorporation, as amended, of             *
          Registrant (incorporated by reference to Exhibit 4(a) to Amendment No. 1 to Registrant's Registration Statement on
          Form S-8 (File No. 2-84451) filed on July 31, 1990).

    (b)   Certificate of Amendment of the Restated Certificate of           *
          Incorporation dated September 1, 1992 (incorporated by reference to Exhibit 4(b)(2) to Amendment No. 3 to Registrant's Registration Statement on Form S-1 (File No. 33-48404) filed on September 3, 1992).

    (c)   Amended By-Laws of the Registrant (incorporated by reference to   *
          Exhibit 4(d)(2) to Registrant's Registration Statement on
          Form S-8 (File No. 33-60454) filed on April 1, 1993).

4.  (a)   Purchase Agreement dated as of August 8, 1996 between the
          Registrant and Jessee L. Upchurch (incorporated by reference to Exhibit 4(a) to Registrant's current report on Form 8-K (File No. 0-1100) dated August 12, 1996).

5.        Opinion of Pitney, Hardin, Kipp and Szuch.